EXHIBIT 32.1

CERTIFICATION PURSUANT
Section 1350 Certification

In connection with the amended report of Drewrys Brewing Company (the "Company") on Form 10-Q/A for the quarter ended June 30, 2012 as filed with the Securities and Exchange Commission (the "Report"), I, Francis P. Manzo III, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 13, 2012

By: /s/ Francis P. Manzo III Francis P. Manzo III President (Prinicipal Executive Officer and Principal Accounting Officer)